SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                  July 28, 2006
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

       P.O. Box 2115, Addison, TX                                     75001-2115
(Address of principal executive offices)                              (ZIP Code)

                                1(214)236 - 8480
          (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM  8.01.  OTHER EVENTS

         During November 2004, iWorld Projects & Systems, Inc., a private corporation registered in Florida, signed an agreement to acquire the online project management website www.pmforum.org, through the acquisition of Loday Systems, Ltd. and Loday Project Management International from David & Lois Curling. Terms of the acquisition included agreement to make payments to the Curlings for outstanding liabilities on the books of Loday and the issuance of stock to Brenda Curling. The effective date of the acquisition was January 1, 2005, at which time iWorld assumed effective ownership and control of www.pmforum.org, and established a new company named PMForum.org to operate and administer the website and related businesses.

In March 2005, iWorld Projects & Systems, the Florida corporation, was acquired by iWorld Projects & Systems, Inc. (a Nevada corporation and herein, "the Company") in an all-stock transaction. At that time, the Company assumed 100% ownership of iWorld Projects & Systems, Inc., the Florida corporation, which in turn claimed ownership of the Loday companies and www.pmforum.org. During 2005, the name of the Florida corporation was changed to iWorld Systems & Services to avoid confusion with the Company. During all of 2005 and 2006, however, www.pmforum.org was presented to the public as an asset of the Company, with no distinction made between iWorld (Florida) and the Company.

On July 5, 2006, the board of directors of the Company approved the transfer of all assets from iWorld Systems & Services, Inc. to the Company, and to terminate iWorld Systems & Services, Inc. as a subsidiary of the Company. Since no payments were made to the Curlings since January 1, 2005, the debts resulting from acquisition of the Loday companies and the website www.pmforum.org have remained on the books of iWorld Systems & Services, Inc. Because www.pmforum.org is considered to be an important asset of the Company, the board of directors has determined that the debts to the Curlings should also be transferred to the Company.

On July 18, 2006, the board of directors of the Company authorized one million six hundred thousand (1,600,000) shares of restricted common stock to be issued to Brenda Curling. The shares issued will be restricted against transfer, with the certificates marked with a legend indicating the transfer prohibition.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006


                            iWORLD PROJECTS & SYSTEMS, INC.


                            By /s/ David Pells
                          -----------------------------------------
                             David L. Pells, President, acting CEO